UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Section 240.14a-12
ESS Technology, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          4) Proposed maximum aggregate value of transaction:
          5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1) Amount Previously Paid:
          2) Form, Schedule or Registration Statement No.:
          3) Filing Party:
          4) Date Filed:

EMAIL TO EMPLOYEES OF ESS TECHNOLOGY, INC.
RE: STRATEGIC TRANSACTION
February 22, 2008
From Robert L. Blair, President and CEO of ESS Technology, Inc.
Dear Employees:
I am pleased to report some very exciting news about our Company!
Yesterday, ESS entered into an Agreement to be acquired by Imperium Partners Group, LLC and its affiliates for $1.64 per share in cash. This price represents a 36.67% premium over the closing price of ESS Technology’s common shares on February 21, 2008.
Imperium Partners is an experienced institutional asset management firm that makes investments in public and private growth companies with a focus on the technology and biotech sectors. Imperium is an excellent long-term partner for our company that believes in our potential and plans to help ESS pursue its objectives. We plan to move forward to continue to execute on our company’s business objectives of developing and marketing high performance digital and analog products to serve the expanding consumer market. Following the acquisition, ESS will no longer be a publicly traded company; ESS will be a private company that will be owned by Imperium and its affiliates.
This Agreement represents the culmination of an evaluation of strategic transactions by the Strategic Transaction Committee of ESS Technology’s board of directors, composed of independent directors, with the assistance of the Committee’s financing advisor, Needham & Company, LLC, which included solicitation of interest from over 70 potential partners. The board of directors of ESS Technology, acting on the recommendation of the Strategic Transaction Committee, has approved the Merger Agreement and recommends that ESS Technology shareholders support the transaction.
As with all transactions of this type, our acquisition is subject to various conditions to closing, the most important of which is shareholder approval. We will solicit shareholder approval pursuant to a proxy statement, which we expect to file with the SEC in the near future. That proxy statement is subject to SEC review and commentary so the shareholder meeting date will be determined once the proxy statement has gone effective. The acquisition is anticipated to close in mid-2008, subject to shareholder approval and certain other customary closing conditions. In the meantime, we need to work together to take care of our customers and to build ESS.
Please rest assured that ESS intends to continue in its current businesses and expects employees will continue in their current roles. Senior management of the company is planning to meet with all employees in the coming days to discuss this transaction with you.
Also, this type of transaction frequently generates significant interest from the press. If you receive any inquiries from the press or others, it is important that you direct all such inquiries to either me or to John Marsh.
I am pleased and excited to have such a fine partner as Imperium, and I look forward to working together to continue to build a bright future for our company and our employees.
Thank you for all your hard work,
Bob Blair

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about ESS including statements that involve risks and uncertainties concerning Parent’s proposed acquisition of ESS. Actual events or results may differ materially from those described, expressed or implied in this press release due to a number of risks and uncertainties, many of which are beyond the control of ESS. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that ESS may be adversely affected by other economic, business, and/or competitive factors. In addition, please refer to the documents that ESS files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause ESS’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of ESS. ESS is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.
Additional Information about the Reincorporation Merger and the Merger and Where to Find it
In connection with the proposed Reincorporation Merger and Merger, ESS and Delaware Merger Sub will file a registration statement on Form S-4, including a proxy statement/prospectus, and other relevant materials in connection with the proposed acquisition of ESS by Parent with the Securities and Exchange Commission (the “SEC”). The materials to be filed by ESS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. ESS security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement/prospectus (when it becomes available) by directing a request by mail or telephone to Investor Relations, ESS Technology, 48401 Fremont Blvd, Fremont, California 94538, telephone 1-510-492-1088 or from the Company’s website, www.esstech.com.
Investors and security holders of ESS are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Reincorporation Merger and Merger because they will contain important information about the Reincorporation Merger and the Merger, the parties to the Merger Agreement and the common stock of Delaware Merger Subsidiary to be issued in the Reincorporation Merger.
Imperium, ESS and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ESS shareholders and ESS Delaware stockholders in connection with the proposed Reincorporation Merger and the proposed Merger. Information concerning the interests of ESS directors and executive officers who may be deemed to be participants in the solicitation, which may, in some cases, be different than those of ESS shareholders and ESS Delaware stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement/prospectus relating to the merger when it becomes available.